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                                                                     EXHIBIT 23A


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated December 21, 2001 and January 15, 2002 on the financial statements of LRG Furniture, LLC and the financial statements and schedule of Bassett Furniture Industries, Inc. and Subsidiaries, respectively, included in and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-52405, 33-52407, 333-60327, and 333-43188.


                               /s/ ARTHUR ANDERSEN LLP


Greensboro, North Carolina,
February 21, 2002